SETTLEMENT AND RELEASE AGREEMENT

This Settlement and Release Agreement (the “Agreement”), dated May 31, 2011, for identification purposes only, is entered into by between SupportSave Solutions, Inc., a Nevada corporation (“SUPPORTSAVE” or “the Company”) and AINA MAE DUMLAO, an individual (“DUMLAO”). SUPPORTSAVE and DUMLAO are hereinafter referred to individually as “Party” and collectively as “Parties.”

RECITALS

WHEREAS, on November 3, 2010, SUPPORTSAVE and DUMLAO entered into a certain Employment Agreement whereby DUMLAO was to be employed by SUPPORTSAVE as Vice President and as Amended on March 10, 2011 as Chief Executive Officer (CEO).

WHEREAS, on May 18, 2011, the employment relationship between DUMLAO and SUPPORTSAVE was mutually terminated.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is hereby agreed by and between the Parties as follows:

1. The Employment Agreement was mutually terminated by SUPPORTSAVE and DUMLAO, effective May 18, 2011.

2. SUPPORTSAVE will purchase from DUMLAO 6,835,425 shares of her common stock in SUPPORTSAVE at a price of $0.07 per share for a sum of $500,000.00, along with $16,808.18 of Paid Time Off Credits (PTO), for a total sum of $516,808.18.

Payment Due Dates:

$116,808.18 due May 31, 2011;

$300,000.00 due within 72 hours of the effective date of this Agreement; and

$100,000.00 due within 21 days of the effective date of this Agreement.

DUMLAO acknowledges that it shall be her sole responsibility to report the income earned under this Agreement and to pay all federal and state taxes due thereon. DUMLAO unconditionally releases, indemnifies, and saves and holds SUPPORTSAVE harmless from any and all liability, cost, or expense related or associated with such tax, worker’s compensation and insurance for the services rendered hereunder.

3. SUPPORTSAVE warrants and represents that DUMLAO will not suffer any dilution from her current equity position of 5.8%, which will be her percentage of ownership after her sale of 6,835,425 shares of common stock as set forth above. Any future shares issuances shall include a corresponding issuance to DUMLAO, at no additional cost to DUMLAO, so that her equity in the company shall remain at 5.8% regardless of the number of shares the company has issued and outstanding, unless this right is waived in writing by DUMLAO.

4. In addition to the stock purchase set forth above, SUPPORTSAVE agrees to assign to DUMLAO 25% of its ownership interest in SS Media Ventures, LLC (a Florida Limited Liability Company), resulting in DUMLAO retaining a 10% ownership interest in SS Media Ventures, LLC.

5. DUMLAO agrees to waive all provisions of her employment agreement related to change of control requiring SUPPORTSAVE to purchase her shares at market price or any price at all. DUMLAO understands that SUPPORTSAVE is not responsible for facilitating any transaction between any third party interested in acquiring shares or control of the company.

6. DUMLAO, for herself, her heirs, executors, administrators, agents and assigns, hereby forever releases, waives, discharges and covenants not to sue SUPPORTSAVE, either individually or collectively, or any of its respective predecessors, successors, parent entities, subsidiaries, owners, related entities of any nature, officers, directors, present or former employees, heirs, executors, administrators, insurers, agents and assigns, with respect to any and all claims, assertions of claims, debts, demands, actions, suits, expenses, attorneys’ fees, costs, damages and liabilities of any nature, type and description, known or unknown, including but not limited to any arising out of any fact or matter in any way related to or connected with DUMLAO’s employment at SUPPORTSAVE.

This release specifically includes (but is not limited to) any claims under any foreign national, federal, state or local employment, wrongful dismissal, fair employment practices, civil rights or any other laws or regulations, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Civil Rights Act of 1991, the Equal Pay Act, the United States Constitution, and the Americans with Disabilities Act, all as amended. This covenant not to sue and to release shall apply to all known, unknown, suspected, unsuspected, anticipated, and unanticipated claims, liens, injuries and damages including, but not limited to, claims arising out of or relating to DUMLAO’s employment relationship with SUPPORTSAVE, the separation thereof and including, but not limited to, claims sounding in tort or contract, claims for compensation, benefits or other remuneration or attorneys’ fees, costs or disbursements, claims for physical or emotional distress or injuries and claims based upon any other duty or obligation of any kind or description whether arising in law, under statute, or in equity.

7. SUPPORTSAVE, for itself, its predecessors, successors, parent entities, subsidiaries, owners, related entities of any nature, officers, directors, present or former employees, heirs, executors, administrators, insurers, agents and assigns, hereby forever releases, waives, discharges and covenants not to sue DUMLAO, or any of her heirs, executors, administrators, agents and assigns, with respect to any and all claims, assertions of claims, debts, demands, actions, suits, expenses, attorneys’ fees, costs, damages and liabilities of any nature, type and description, known or unknown, including but not limited to any arising out of any fact or matter in any way related to or connected with DUMLAO’s employment with SUPPORTSAVE. This covenant not to sue and to release shall apply to all known, unknown, suspected, unsuspected, anticipated, and unanticipated claims, liens, injuries and damages including, but not limited to claims sounding in tort or contract, claims for compensation, benefits or other remuneration or attorneys’ fees, costs or disbursements, claims for physical or emotional distress or injuries and claims based upon any other duty or obligation of any kind or description whether arising in law, under statute, or in equity.

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8. SUPPORTSAVE shall indemnify, protect, defend, and hold harmless DUMLAO, her heirs, estate, successors, and assigns (including reasonable attorney’s fees and costs) which she or they may suffer or incur in connection with any actual or threatened claim, demand, action, or other proceeding, by any third party (including any governmental authority) arising out of DUMLAO’s conduct, omissions, or position at any time as a director, shareholder, officer, employee, or agent of SUPPORTSAVE or any subsidiary thereof; or arising out of any actions or omissions committed by SUPPORTSAVE, or any of its officers, directors, employees, agents or servants in connection with SUPPORTSAVE’S obligations under the law, either civil or criminal

9. DUMLAO acknowledges that by reason of her position with SUPPORTSAVE, she has been entrusted with intimate knowledge of SUPPORTSAVE and its customers. Accordingly, DUMLAO agrees as follows:

(a) DUMLAO shall return to SUPPORTSAVE and shall not take or copy in any form or manner any document that contains information relating to SUPPORTSAVE or any of its current customers. For purposes of this Agreement, the term “document” means any written, typewritten, printed, or recorded material whatsoever, including, but not limited to, notes, memoranda, letters, reports, business records publications, and computer diskettes and files.

(b) DUMLAO represents, warrants, and promises that she has not used for her own benefit, or divulged to any competitor or customer or any other person, firm, corporation, or other entity, any information relating to SUPPORTSAVE and any of its current customers.

(c) DUMLAO acknowledges and agrees (i) that any violation of this Section would cause irreparable damage to SUPPORTSAVE and (ii) that determining the amount of damage caused to SUPPORTSAVE by any such violation would be extremely difficult or impossible. DUMLAO therefore agrees that SUPPORTSAVE’s remedies at law are inadequate, and DUMLAO agrees that SUPPORTSAVE shall be entitled to exercise all remedies available to it, including specific performance and injunctive and other equitable relief.

10. DUMLAO and SUPPORTSAVE understand and agree that the terms and conditions of this Agreement and the matters discussed in negotiating its terms, shall remain confidential as between the parties and DUMLAO shall not disclose them to any other person unless compelled to do so by a court or a federal or state agency. Without limiting the generality of the foregoing, DUMLAO and SUPPORTSAVE (or any of its officers, directors, or employees) specifically agree that they shall not disclose information regarding this Agreement to any current or former employee of SUPPORTSAVE. Further, DUMLAO and SUPPORTSAVE shall not reveal, discuss, publish, or in any way communicate the terms of this Agreement to any person, organization, or other entity, except to immediate family members and professional representatives, who shall also be informed of and be bound by this confidentiality clause. In response to any direct inquiries regarding the separation of DUMLAO and SUPPORTSAVE, DUMLAO and SUPPORTSAVE agree that they will respond only that the separation was mutual and that the matter has been resolved.

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11. DUMLAO and SUPPORTSAVE agree that neither party shall make any disparaging, uncomplimentary, or negative remarks about the other to anyone including, but not limited to, current or prospective employees or customers of either Party.

12. In exchange for the covenants undertaken herein, for a period of twelve (12) months after full execution of this Agreement, DUMLAO agrees that she shall not induce or attempt to induce any employee of SUPPORTSAVE to leave SUPPORTSAVE’s employ except with the express written consent of SUPPORTSAVE. Notwithstanding the foregoing, DUMLAO shall not be prevented from hiring current or former employees of SUPPORTSAVE if those current of former employees solicit DUMLAO, or any company in which she is a sole proprietor, partner, Member, shareholder, director, officer, or employee.

13. In further exchange for the covenants undertaken herein, for a period of twelve (12) months after full execution of this Agreement, DUMLAO hereby covenants and agrees that she shall not, directly or indirectly, whether as a sole proprietor, partner, member, shareholder, employee, director, officer, guarantor, consultant, independent contractor, or in any other capacity as principal or agent, or through any person, subsidiary, affiliate, or employee acting as nominee or agent, except with the consent of the Company:

(a)                 Solicit, attempt to solicit, or cause to be solicited any then-current customers of SUPPORTSAVE, any persons or entities who were customers of the Company within the 180 days preceding the date of this Agreement, or any prospective customers of the Company to whom bids were submitted prior to execution of this Agreement. Nothing in this Agreement prevents DUMLAO from engaging in a competing business, subject to the terms and conditions of this Agreement.

Notwithstanding the foregoing, DUMLAO shall not be prevented from working with current or former customers of SUPPORTSAVE if those customers solicit DUMLAO, or any company in which she is a sole proprietor, partner, Member, shareholder, director, officer, or employee.

14. DUMLAO agrees to return all property and tangible items which were purchased by and belong to SUPPORTSAVE, including but not limited to Daytimers or organizers, personal digital assistants, Rolodex, and miscellaneous office supplies and excluding cellphones, laptops and computers.

15. DUMLAO warrants and represents that she has not assigned or transferred to any person not a party to this Agreement any matter which has been released under this Agreement, or any part or portion thereof, and she shall defend, indemnify and hold harmless SUPPORTSAVE from and against any assignment or transfer made, purported or claimed.

 16. DUMLAO and SUPPORTSAVE acknowledge that any employment or contractual relationship between them ended on May 18, 2011 and that they have no further employment or contractual relationship except as may arise out of this Agreement and that DUMLAO waives any right or claim to reinstatement as an employee of SUPPORTSAVE and will not seek employment in the future with SUPPORTSAVE or any subsidiary, affiliate, assigns or successors.

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17. This document constitutes and contains the entire agreement and final understanding concerning DUMLAO’s employment, termination of the same and the other subject matters addressed herein between the Parties. It is intended by the Parties as a complete and exclusive statement of the terms of their agreement. It supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof. Any representation, promise or agreement not specifically included in this Agreement shall not be binding upon or enforceable against either Party. This is a fully integrated agreement.

18. In the event any provision in this Agreement is more restrictive than allowed by the law of any jurisdiction in which either party seeks enforcement, such provision shall be deemed amended and shall then be fully enforceable to the extent permitted by such law. If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

19. This Agreement, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of Nevada without regard to principles of conflict of laws.

20. DUMLAO and SUPPORTSAVE agree that if any action is brought to enforce the terms, conditions and provisions of this Agreement, the prevailing party will be entitled to all reasonable costs and attorneys’ fees incurred in enforcing any of the terms, conditions and provisions hereof.

21. DUMLAO and SUPPORTSAVE agree that this Agreement may be used as evidence in a subsequent proceeding in which any of the parties allege a breach of this Agreement.

22. Each Party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any Party on the basis that the Party was the drafter.

23. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

24. No waiver of any breach of any term or provision of this Agreement shall be construed to be, or shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

25. In entering this Agreement, the Parties represent that they have relied upon the advice of their attorney, or have had the opportunity to rely upon the advice of an attorney of their own choice, and that the terms of this Agreement have been completely read and explained to them by their attorneys, and that those terms are fully understood and voluntarily accepted by them.

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26. All Parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Agreement and which are not inconsistent with its terms.

27. DUMLAO expressly acknowledges and agrees that, by entering into this Agreement, she is waiving any and all rights or claims that she may have arising under the Age Discrimination in Employment Act of 1967, as amended, which have arisen on or before the date of execution of this Agreement. DUMLAO further expressly acknowledges and agrees that:

(a) She was orally advised by SUPPORTSAVE and is advised in writing by this Agreement to consult with an attorney before signing this Agreement;

(b) She was given a copy of this Agreement on May 31, 2011, and informed that she had up to 21 days within which to consider the Agreement;

28. The effective date of this Agreement shall be the date that DUMLAO signs this Agreement.

I HAVE READ THE FOREGOING AGREEMENT AND I ACCEPT AND AGREE TO THE PROVISIONS IT CONTAINS AND HEREBY EXECUTE IT VOLUNTARILY WITH FULL UNDERSTANDING OF ITS CONSEQUENCES.

Date:	/s/ Aina Dumlao
AINA DUMLAO

/s/Christopher Johns
Date:	SUPPORTSAVE SOLUTIONS, INC.
Name: Chief Executive Officer
Title: CEO

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